Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

MATRIX SERVICE COMPANY

AND

THOSE PARTIES IDENTIFIED ON

THE SIGNATURE PAGES HERETO

OCTOBER 3, 2005

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of October 3, 2005, is entered into by and between MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), and the purchasers signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company desires to issue and sell an aggregate of 2,307,693 shares of its Common Stock to the Purchasers as set forth in the Securities Purchase Agreement dated as of October 3, 2005, entered into by and between the Company and the Purchasers (the “Securities Purchase Agreement”);

B. It is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the Company provide for the rights set forth in this Agreement; and

C. Certain terms used in this Agreement are defined in Article 1 hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

“Affiliate” means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” means any day excluding Saturday, Sunday or any other day that is a legal holiday under the laws of the State of Oklahoma or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning ascribed to such term in the Securities Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, including the preferred stock purchase rights that accompany each share.

“Company” has the meaning set forth in the preamble.

“Controlling Holder” means, from time to time, the single Holder when compared to all other Holders holding the largest number of the aggregate Registrable Securities (which need not be a majority of the Registrable Securities).

“Demand Notice” has the meaning set forth in Section 2.3.

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2.2(a), the earlier of: (i) the 120th day following the Closing Date, and (ii) the fifth trading day following the date on which the Company is notified by the SEC that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2.2(b), the earlier of (i) the 120th day following (x) if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the SEC shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required, and (ii) the fifth trading day following the date on which the Company is notified by the SEC that such additional Registration Statement will not be reviewed or is no longer subject to further review and comment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2.2(a), the 60th day following the Closing Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2.2(b), the 45th day following (x) if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the SEC shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required.

“Holder” means each Purchaser and any qualifying transferees of such Purchaser under Section 3.1 hereof who hold Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 2.9(c).

“Indemnifying Party” has the meaning set forth in Section 2.9(c).

“Losses” has the meaning set forth in Section 2.9(a).

“Person” means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.4.

“Purchasers” has the meaning set forth in the preamble.

“Registrable Securities” means, subject to the immediately following sentences, (i) shares of Common Stock acquired by the Purchasers from the Company pursuant to the Securities Purchase Agreement, and (ii) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any particular shares of Common Stock constituting Registrable Securities will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

“register,” “registered” and “registration” each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement(s) or documents by the SEC.

“Registration Statement” means a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Company is eligible to register the resale of Registrable Securities) filed by the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement, which shall permit the Purchasers to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Registrable Securities.

“Representatives” has the meaning set forth in Section 2.9(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Purchase Agreement” has the meaning set forth in the recitals.

Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Current Public Information. The Company covenants that it will use its best efforts to file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use its best efforts to take such further action as the Purchasers may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a Holder, deliver to such Holder a written statement as to whether it has complied with such requirements during the twelve month period immediately preceding the date of such request.

2.2 Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” in the form attached hereto as Annex A. The Company shall cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the fifth year after the date that the Registration Statement is declared effective by the SEC or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) If for any reason the SEC does not permit all of the Registrable Securities to be included in a Registration Statement filed pursuant to Section 2.2(a) or for any other reason all Registrable Securities then outstanding are not then included in such an effective Registration Statement, then the Company shall prepare and file as soon as reasonably possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made, but in any event by the Filing Date therefore, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

(c) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the SEC on or prior to its required Effectiveness Date, or (iii) after the date that such Registration Statement is declared effective by the SEC, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities that it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 20 trading days (which need not be consecutive) during any 18-month period (the parties understand that any unused days in a particular period may not be carried forward to any subsequent period) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 20 trading day-period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Purchase Price paid by such Holder for Shares pursuant to the Securities Purchase Agreement; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Purchase Price paid by such Holder for Shares pursuant to the Securities Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

2.3 Demand Registration. In addition to the registration obligations of the Company set forth in Section 2.2 herein, the following provisions shall apply:

(a) Subject to Section 2.3(j), the Controlling Holder shall have the right, exercisable by written notice to the Company (the “Demand Notice”), to have the Company use its best efforts to prepare and file with the SEC, within ninety (90) days of its receipt of such Demand Notice, a Registration Statement and such other documents as may be necessary in the judgment of both counsel for the Company and the one special counsel selected by the Controlling Holder to represent all Holders in connection with such registration, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their Registrable Securities and the Company will use its best efforts to cause such registration to be effective within 120 days after such filing; provided that the Company shall have the right to delay the effectiveness of such registration request (i) for such reasonable period of time until the Company receives or prepares financial statements for the fiscal period most recently ended prior to such written request, if necessary to avoid the use of stale financial statements, or (ii) for a period not to exceed an aggregate of thirty (30) days in any six (6) month period or an aggregate of sixty (60) days in a twelve (12) month period if the Company would be required to divulge in such registration statement the existence of any fact relating to a material business situation, transaction or negotiation not otherwise required to be disclosed. The Company will use its best efforts to register the number of shares specified in the Demand Notice and in notices received from any other holders of the Registrable Securities who notify the Company within ten (10) days after receiving notice from the Company of such demand in accordance with Section 2.3(b) hereof.

(b) The Company covenants and agrees to give written notice of any registration request under Section 2.3(a) by any Holder or Holders to all other registered holders of the Registrable Securities within ten (10) days from the date of the receipt of the Demand Notice, and such other Holders shall have the right to have their Registrable Securities included in such Registration Statement as provided in Section 2.3(a).

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to effect a registration pursuant to this Section 2.3 within 180 days following the effective date of a registration statement filed by the Company in accordance with Section 2.4 for the account of another holder of Registrable Securities of the Company if the Holders were afforded the opportunity to include the Registrable Securities in such registration.

(d) The registrations under this Section 2.3 shall be on an appropriate Registration Statement that permits the disposition of such Registrable Securities in accordance with the intended methods of distribution specified by the Holders in the Demand Notice. The Company agrees to include in any such Registration Statement all information that Holders of Registrable Securities being registered shall reasonably request.

(e) A registration requested pursuant to this Section 2.3 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective; provided, that a Registration Statement that does not become effective by reason of the refusal to proceed of the Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the

Company) shall be deemed to have been effected by the Company at the request of the Holders unless the Holders electing to have Registrable Securities registered pursuant to such Registration Statement shall have elected to pay all fees and expenses otherwise payable by the Company in connection with such registration pursuant to Section 2.8, (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of the Holders) or interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason prior to the expiration of a 180 day period following such Registration Statement’s effectiveness, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due solely to some act or omission by the Holders electing to have Registrable Securities registered pursuant to such Registration Statement.

(f) If a requested registration pursuant to this Section 2.3 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Controlling Holder and shall be reasonably acceptable to the Company.

(g) If a requested registration pursuant to this Section 2.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) exceeds the number that can be sold in such offering within a price range reasonably acceptable to the Company and to the Controlling Holder, the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, (i) first, the Registrable Securities that have been requested to be included in such registration by the Holders pursuant to this Agreement and the securities of other persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such persons), and (ii) second, securities the Company proposes to register.

(h) The Company shall use its best efforts to keep any Registration Statement filed pursuant to this Section 2.3 continuously effective (i) for a period equal to the lesser of (A) two years after the Registration Statement first becomes effective, plus the number of days during which such Registration Statement was not effective or usable pursuant to Sections 2.6(e) or 2.6(i) or (B) the date of full distribution of the Registrable Securities included in such Registration Statement; or (ii) if such Registration Statement related to an underwritten offering, for such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer. In the event the Company shall give any notice pursuant to Sections 2.6(e) or 2.6(i), the time period mentioned in this Section 2.3(h) during which the Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 2.6(e) or 2.6(i) to and including the date when each seller of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.6(e).

(i) [Intentionally omitted.]

(j) The right to register Registrable Securities pursuant to this Section 2.3 is only exercisable following the expiration of the registration period contemplated pursuant to Section 2.2.

2.4 Piggyback Registration

(a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than (i) pursuant to a registration pursuant to Section 2.2, (ii) a subsequent registration of the resale of the Common Stock underlying the Company’s 7% Senior Unsecured

Convertible Notes due 2010, (iii) a “universal shelf” registration on Form S-3 or (iv) a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than 25 days before the anticipated filing date) to all Holders, and such notice shall describe the proposed registration and distribution and offer to all Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company will include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Holders’ receipt of the Company’s notice (a “Piggyback Registration”).

(b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.4 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 2.4(e) hereof, the Company shall not be required to reimburse such holder for the fees and expenses referred to in Section 2.8 hereof incurred by such Holder prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

(d) If (i) a Piggyback Registration involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and Holders requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities that the Company proposes to register, (ii) second, Registrable Securities and securities that have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other Persons); and (y) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other Persons) and (iii) third, the securities that the Company proposes to register.

(e) If, as a result of the proration provisions of this Section 2.4, any Holder shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration.

2.5 Holdback Agreements. To the extent not inconsistent with applicable law, in connection with any underwritten public offering of securities of the Company, upon the request of the underwriter each Holder who (a) elects to participate in such underwritten offering and (b) beneficially owns (as defined in Rule 13d-3 adopted by the SEC under the Exchange Act) at least 5% of the outstanding capital stock of the Company, will not effect any public sale or distribution (other than those included in the registration statement being filed with respect to such public offering) of any of the securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the 14 days prior to and the 90-day period beginning on such effective date, unless the managing underwriters otherwise agree to a shorter period of time. Notwithstanding the foregoing, no Holder shall be required to enter into any such “lock up” agreement unless and until all of the Company’s executive officers and directors execute substantially similar “lock up” agreements and the Company uses commercially reasonable efforts to cause each holder of more than 5% of its outstanding capital stock to execute substantially similar “lock up” agreements. Neither the Company nor the underwriter shall amend, terminate or waive a “lock up” agreement unless each “lock up” agreement with a Holder is also amended or waived in a similar manner or terminated, as the case may be.

2.6 Registration Procedures. The Company will use its best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) before filing the Registration Statement, the Company will furnish to counsel for each Holder of Registrable Securities being registered in such Registration Statement a copy of such Registration Statement, and will provide such counsel with all correspondence with the SEC regarding the Registration Statement;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period provided for in Section 2.2, 2.3 or 2.4 and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such person may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;

(d) use its best efforts (i) to register or qualify such Registrable Securities under such other state securities or blue sky laws as any seller or, in the case of an underwritten public offering, the managing underwriter, reasonably requests; (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions (provided, that the Company will not be required to (X) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (Y) subject itself to taxation in any such jurisdiction or (Z) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Registrable Securities and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller or underwriter, the Company will as soon as possible prepare and furnish to such seller or underwriter a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements) and take all other customary and appropriate actions as the Holder of the largest number of Registrable Securities being included in such Registration Statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) notify each Holder of any stop order issued or threatened by the SEC;

(j) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, use its best efforts to promptly obtain the withdrawal of such order;

(l) if requested by a Holder in connection with an underwritten offering, obtain one or more comfort letters, dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement, signed by the Company’s independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters as the Controlling Holder reasonably requests;

(m) if requested by a Holder in connection with an underwritten offering, provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(n) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such seller or any managing underwriter, during normal business hours of the Company at the Company’s corporate office in Tulsa, Oklahoma and without unreasonable disruption of the Company’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonably requested by such persons, and cause the Company’s employees and independent accountants to supply all similar information reasonably requested by any such seller, managing underwriter, attorney, accountant or agent in connection with the Registration Statement, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(o) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers; and

(p) take all other steps reasonably necessary to effect the registration of the. Registrable Securities contemplated hereby.

2.7 Condition Precedent to Company’s Obligations Pursuant to this Agreement. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution of such securities as shall reasonably be required to effect the registration of such Holder’s Registrable Securities.

2.8 Fees and Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company’s employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities association on which similar securities of the Company are quoted. In connection with any Registration Statement filed pursuant to Section 2.2, 2.3 or 2.4, the Company will pay the reasonable fees and expenses of a single counsel retained by the Holder of the largest number of the Registrable Securities requested to be included in such Registration Statement. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Holder; any other expenses incurred by or on behalf of such Holder in connection with the offer and sale of such Holder’s Registrable Securities other than expenses that the Company is expressly obligated to pay pursuant to this Agreement.

2.9 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the “Representatives”) from and against any loss, claim, damage, liability, attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Losses”), joint or several, and any action in respect thereof to which such Holder or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each such Holder and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such Holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any such Holder or its Representatives expressly for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent that a prospectus relating to the Registrable Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase, there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission if the Company had previously furnished copies thereof to such Holder or (y) use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Sections 2.6(e) or 2.6(i); provided that in each case, that such Holder received prior written notice of such stop order, initiation of proceedings or suspension from the Company. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages of any kind. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, each of the Holders will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, each such Holder will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale by such Holder of Registrable Securities during a suspension as set forth in Sections 2.6(e) or 2.6(i) in each case after receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses

(ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein or by failure of such Holder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Holder will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. The obligation of each Holder to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities under such Registration Statement. In no event, however, shall any Holder be liable for indirect, incidental or consequential or special damages of any kind.

(c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.9(a) or 2.9(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party under Section 2.9(a) or 2.9(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

(d) If the indemnification provided for in this Section 2.9 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any Losses that such Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligations to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders. The indemnification provided by this Section 2.9 shall be a continuing right to indemnification with respect to sales of Registrable Securities and shall survive the registration and sale of any Registrable Securities by any Holder and the expiration or termination of this Agreement. The indemnity and contribution agreements contained herein are in addition to any liability that any Indemnifying Party might have to any Indemnified Party.

2.10 Participation in Registrations.

(a) No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

(b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.6(e) or 2.6(i) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.6(e) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of such documents at the time of receipt of such notice. Furthermore, each Holder agrees that if such Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Holder will use only the latest version of such prospectus provided by Company.

ARTICLE 3

TRANSFERS OF CERTAIN RIGHTS

3.1 Transfer. The rights granted to the Purchasers under this Agreement may be transferred subject to the provisions of Sections 3.2 and 3.3; provided that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Securities Purchase Agreement or applicable law.

3.2 Transferees. Any permitted transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the transferring Purchaser under this Agreement to the same extent as if such transferee were such Purchaser hereunder.

3.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Article 3 may not again transfer such rights to any other person or entity, other than as provided in Sections 3.1 or 3.2 above.

ARTICLE 4

MISCELLANEOUS

4.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

4.2 Additional Registration Rights. Nothing contained in this Agreement shall prevent the Company from granting additional registration rights to any person or entity; provided, that, with respect to any cutbacks hereunder, all cutbacks will continue to be on a pro rata basis, except as otherwise specified herein.

4.3 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of at least a majority of the Registrable Securities then in existence.

4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or four business days after being mailed by registered or certified mail (postage prepaid for the most expeditious form of delivery, return receipt requested), to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Matrix Service Company

10701 East Ute Street

Tulsa, Oklahoma 74116

Attention: George L. Austin

Telephone: (918) 838-8822

Facsimile: (918) 838-8810

With copy to:

Conner & Winters, LLP

3700 First Place Tower

15 East 5th Street

Tulsa, Oklahoma 74103

Attention: Mark D. Berman, Esq.

Telephone: (918) 586-8961

Facsimile: (918) 586-8661

If to a Purchaser, to:

The address or facsimile number of each Purchaser

set forth on the signature page of this Agreement.

4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules or provisions.

4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in the State of Delaware, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

4.9 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

4.10 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

4.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

4.12 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Holders would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Holders shall be entitled, and notwithstanding any election by any Holder to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Holders may have at law or in equity.

4.13 Successors and Assigns, Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Holders permitted pursuant to Article 3 and their respective permitted successors and assigns and executors, administrators and heirs. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders.

4.14 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.15 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses of such action or suit from the other party in addition to any other relief ordered by any court.

4.16 Termination of Rights. All rights under this Agreement will terminate as to any Holder when such Holder no longer holds any Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
Title:	VP and CFO

NAME OF BUYER

By:

Name:

Title:

Total Number of Shares:

Total Purchase Price: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to this Registration Statement, of which this prospectus forms a part.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company and the Selling Stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Once sold under this Registration Statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than the Company’s affiliates.

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